EXHIBIT 6.3

LOAN COMMITMENT LETTER FROM WELLINGTON
FINANCIAL CORPORATION DATED AUGUST 1, 2007

WELLINGTON FINANCIAL CORP.
4519 Woodgreen Drive
West Vancouver, BC V7S 2T8
Phone:  604.926.3677 ~ Fax:  604.926.3673

August 1, 2007

Mr. Armando Garcia, President
Homeland Resources Ltd.
6801 Los Trechos NE
Albuquerque New Mexico, 87109

RE: LOAN COMMITMENT

Dear Mr. Garcia:

Wellington Financial Corp. (“Wellington”) hereby commits to loan up to US$125,000 to Homeland Resources Ltd., at an interest rate of 8% per annum, for a one-year period ending July 31, 2008, for purposes of providing Homeland with working capital in connection with its proposed exploration programs.  Homeland will issue unsecured note(s) to Wellington evidencing and in exchange for any funds advanced under the commitment.

Regards,

WELLINGTON FINANCIAL CORP.

By:            /s/ Kenneth Cabianca
          Kenneth Cabianca, President

Accepted:

HOMELAND RESOURCES LTD.

By:       /s/ Armando Garcia
Armando Garcia, President